As filed with the Securities and Exchange Commission on October 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1567322
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

333 Continental Blvd.

El Segundo, CA 90245-5012

(310) 252-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Ruh

Chief Financial Officer

Mattel, Inc.

333 Continental Blvd.

El Segundo, CA 90245-5012

(310) 252-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Senet Bischoff, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200	Jonathan Anschell, Esq. Executive Vice President, Chief Legal Officer, and Secretary Mattel, Inc. 333 Continental Blvd. El Segundo, CA 90245-5012 (310) 252-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

* Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended.

Large Accelerated	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Mattel, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants or Other Rights

Stock Purchase Contracts

Units

Preference Stock

Depositary Shares

We may offer to sell the securities listed above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MAT.” On October 29, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $19.03 per share.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated October 30, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information—Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are generally reliable, we do not guarantee the accuracy or completeness of this information, such information is inherently uncertain and imprecise. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Mattel,” “we,” “us,” “our,” or similar references mean Mattel, Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Unless the context otherwise requires, references to “preferred stock” in this prospectus are deemed to be references to our preferred stock and/or preference stock, as appropriate.

Unless otherwise stated, currency amounts in this prospectus, any prospectus supplement, and any free writing prospectus are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. However, information on this website is not, and should not be deemed to be, a part of this prospectus. Our website address is http://corporate.mattel.com. Mattel makes available on its internet website, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of the particular securities covered by this prospectus and any prospectus supplement has been terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 (the “Annual Report”).

•	The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2025.

•

Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 6, 2025, July 29, 2025, and October 29, 2025, respectively.

•

Current Reports on Form 8-K filed with the SEC on January 16, 2025, May  8, 2025, and May 30, 2025 (except, in each case, any information that has been deemed to be “furnished” and not filed, and any exhibits related thereto).

•	The description of our common stock set forth in Exhibit 4.0 to our Annual Report, including any amendments or reports filed for the purposes of updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or telephoning:

Mattel, Inc.

Attention: Secretary

333 Continental Blvd.

El Segundo, CA 90245-5012

Telephone: (310) 252-2000

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference, contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual future results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) tariffs, trade restrictions, or trade barriers, which depending on the effective date and duration of such measures, changes in the amount, scope, and nature of such measures in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the Russia-Ukraine war and geopolitical developments in the Middle East) or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence, non-fungible tokens, and cryptocurrency; (xxii) an inability to remediate the material weakness in Mattel’s internal control over financial reporting, or additional material weaknesses or other deficiencies in the future, or the failure to maintain an effective system of internal control; and (xxiii) other risks and uncertainties detailed in Part I, Item 1A “Risk Factors” in Mattel’s Annual Report on Form 10-K, Part II, Item 1A “Risk Factors” in Mattel’s Quarterly Reports on Form 10-Q, and subsequent periodic filings. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

THE COMPANY

Mattel is a leading global toy and family entertainment company and owner of one of the most iconic brand portfolios in the world. Mattel creates innovative products and experiences that inspire fans, entertain audiences, and develop children through play. Mattel is focused on the following strategy to grow its intellectual property (“IP”) driven toy business and expand its entertainment offering:

•	Grow toy business profitably through scaling Mattel’s portfolio, optimizing operations, evolving demand creation, and growing franchise brands; and

•

Expand entertainment offering to capture the full value of Mattel’s IP outside the toy aisle in highly accretive business verticals, by growing franchise brands and accelerating content, consumer products, and digital and live experiences.

Mattel is the owner of a portfolio of iconic brands and partners with global entertainment companies to license other IP. Mattel’s portfolio of owned and licensed brands and products are organized into the following categories:

Dolls—including brands such as Barbie, American Girl, Disney Princess, Disney Frozen, Monster High, and Polly Pocket. Mattel’s Dolls portfolio is driven by the flagship Barbie brand and a collection of complementary brands offered globally. Empowering girls since 1959, Barbie has inspired the limitless potential of every girl by showing them that they can be anything. Monster High, a character-driven franchise, engages fans of all ages, encouraging them to be their authentic selves and celebrate what makes them unique. American Girl, with an extensive portfolio of dolls and accessories, content, gaming, and lifestyle products, is best known for imparting valuable life lessons that instill confidence through its inspiring dolls and books, featuring characters from past and present.

Infant, Toddler, and Preschool—including brands such as Fisher-Price (including Little People and Fisher-Price Wood), Imaginext, and Thomas & Friends. As a leader in play and child development, Fisher-Price is dedicated to giving families the best possible start to life by making the most fun, enriching products for infants, toddlers, and preschoolers. Thomas & Friends is an award-winning preschool train brand franchise that lays the tracks to inspire, entertain, and develop young train fans through toys, content, live events, and other consumer products.

Infant, Toddler, and Preschool is further divided into three subcategories. The first subcategory is Fisher-Price, the power brand, which includes the core Infant, Little People, and Newborn product lines, as well as the recently launched Fisher-Price Wood product line. The second subcategory is Preschool Entertainment, which includes owned IP such as Thomas & Friends and Barney, Mattel’s character based Imaginext line, and partner entertainment brands. The third subcategory is Baby Gear and Power Wheels, in which Mattel is strategically out-licensing or exiting certain product lines.

Vehicles—including brands such as Hot Wheels (including Hot Wheels Monster Trucks and Hot Wheels RC), Matchbox, and Cars (Disney Pixar). In production for over 50 years, Hot Wheels continues to push the limits of performance and design, and ignites and nurtures the challenger spirit of kids, adults, and collectors. From die-cast vehicles to tracks, playsets, and accessories, the Mattel Vehicles portfolio has broad appeal that engages and excites fans of all ages.

Action Figures, Building Sets, Games, and Other—including brands such as Masters of the Universe, MEGA, UNO, Jurassic World (NBCUniversal), Minecraft (Microsoft), WWE, and Star Wars (Disney’s Lucasfilm). Mattel’s Action Figures portfolio is comprised of product lines associated with licensed entertainment franchises, such as Jurassic World and WWE, as well as product lines from Mattel-owned IP, such as Masters of the Universe. As the challenger brand in Building Sets, MEGA inspires creativity through authentic building experiences for builders of all ages and fans of global franchises. Within Games, UNO is the classic matching card game that is easy to learn and fast fun for everyone. Other includes Plush, which contains products associated with movie releases from licensed entertainment franchises, as well as Mattel-owned IP.

Mattel was incorporated in California in 1948 and reincorporated in Delaware in 1968. Our executive offices are located at 333 Continental Blvd., El Segundo, CA 90245-5012. Our telephone number at those offices is (310) 252-2000 and our website is http://corporate.mattel.com. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds, after estimated expenses, we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	funding investments in, or extensions of credit to, our subsidiaries;

•	funding investments in non-affiliates;

•	reducing or refinancing debt;

•	repurchasing or redeeming outstanding securities;

•	financing possible acquisitions; and

•	working capital.

Pending such use, we may temporarily invest net proceeds.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “Mattel,” “we,” “our,” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries.

The following description summarizes the material provisions of the senior debt security indenture, the subordinated debt security indenture, and the debt securities to be issued under the senior debt security indenture and subordinated debt security indenture, respectively. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement and may differ from the general description of the terms presented below. The senior debt security indenture and the form of subordinated debt security indenture have been filed as exhibits to our SEC registration statement relating to this prospectus. Whenever particular defined terms of the indentures, as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors. Neither of the indentures limits our ability to incur additional senior or subordinated indebtedness.

When we use the terms “debt security” or “debt securities” in this description, we mean either the senior debt securities or the subordinated debt securities.

The Indentures

The senior debt securities are governed, and the subordinated debt securities will be governed, by a document called an indenture, which is a contract between us and U.S. Bank Trust Company, National Association, acting as trustee. The indentures may be supplemented by supplemental indentures in order to issue new debt securities, change the provisions of the indentures, or alter previously issued debt securities. Below is a summary of certain provisions of the indentures. This summary does not contain all the information that may be important to you. You should read all provisions of the indentures carefully, including the definitions of certain terms, before you decide to invest in the debt securities. If we refer to particular sections or defined terms of an indenture, we mean to incorporate by reference those sections or defined terms of such indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either the indenture relating to senior debt securities or the indenture relating to subordinated debt securities as we wish. This section summarizes terms of the debt securities that apply generally to all series. The provisions of the indentures allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of the series to which your debt securities belong, whether it be a series of the senior debt securities or subordinated debt securities, are described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture or supplemental indenture. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of such debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, amounts that become due and payable on your debt security will be payable in U.S. dollars. You will have to pay for your debt securities by delivering the requisite purchase price for the principal to the underwriter or dealer that we name in the applicable prospectus supplement, unless other arrangements have been made between you and us or you and that underwriter or dealer.

Types of Debt Securities

We may issue the debt securities in one or more series with the same or various stated maturities, at par, at a premium or with an original issue discount. The prospectus supplement will set forth the initial offering price, the aggregate principal amount, and the following terms of the debt securities:

•	the title;

•	any limit on the aggregate principal amount of a particular series;

•	the date or dates that principal is payable;

•

the rate or rates of interest and, if applicable, the method used to determine the rate or rates of interest, if any, the date or dates from which interest will accrue, the dates that interest will be payable, and the record date(s) for the payment of interest;

•	the place or places where principal and interest will be payable, or the method of such payment;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or repurchase the debt securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof and the period, price, and terms and conditions for redemption or repurchase;

•	the denominations, if other than denominations of $1,000 and any integral multiple thereof;

•	the amount of principal that will be payable upon acceleration, if other than the entire principal amount;

•	the currency of denomination;

•	the designation of the currency or currencies in which payment of principal and interest will be made;

•	if payments of principal or interest are to be made in a currency other than the denominated currency, how the exchange rate will be determined;

•	any subordination provisions;

•	any provision for conversion or exchange;

•	if such debt securities are to be issued upon the exercise of warrants, the authentication and delivery provisions;

•	the provisions, if any, relating to any security provided for such debt securities;

•	any addition to or change in the events of default and any change in the acceleration provisions;

•	any addition to or change in the covenants;

•	any other terms that will not be inconsistent with the provisions of the applicable indenture;

•	any depositaries, calculation agents, exchange or conversion agents, or other agents other than those originally appointed; and

•	the terms applicable to discount securities, including rate or rates at which original issue discount will accrue.

The applicable prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to all the debt securities. Consequently, the terms described in the applicable prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in the applicable prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Form of Debt Securities

Each debt security will be represented by either a global security registered in the name of one or more depositaries, such as The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), or a nominee of the depositary, or a certificate issued in definitive registered form, as set forth in the applicable prospectus supplement. Except in limited circumstances, book-entry debt securities will not be issuable in certificated form. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Global Securities.”

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to (but not including) the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We or our affiliates may purchase our debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold, or canceled.

Certain Covenants

The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us. The indentures contain the covenants described below.

Limitation on Liens

We will not and will not permit any subsidiary to create, assume, or otherwise cause or suffer to exist any lien upon any of our or their respective properties and assets, real, personal, or mixed (including stock and other securities of its subsidiaries), except for:

•	liens existing on the date of the applicable indenture or arising under the applicable indenture;

•

any extension, renewal, or replacement (or successive extensions, renewals, or replacements) of any lien existing on the date of the applicable indenture if limited to the same property subject to, and securing not more than the amount secured by, the lien extended, renewed, or replaced;

•

liens on current assets (as determined by reference to those assets classified as current on our balance sheet) (or on any promissory notes received in satisfaction of any of our or our subsidiaries’ accounts receivable, which immediately prior to such satisfaction, was subject to such lien) securing indebtedness incurred to finance working capital requirements, provided, however, that the indebtedness secured by such lien does not mature later than 36 months from the date incurred;

•	certain liens incurred, and only so long as continuing, in the ordinary course of our or our subsidiaries’ business;

•

liens on property that are in existence at the time we or our subsidiaries acquire such property (including by reason of a merger or consolidation), provided that such liens (A) are not incurred in connection with, or in contemplation of, the acquisition of the property acquired, except as permitted by the applicable indenture, and (B) do not extend to or cover any of our or our subsidiaries’ property or assets other than the property so acquired;

•

purchase money liens upon or in any real or personal property (including fixtures and other equipment) acquired or held by us or our subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or improvement of or construction costs related to such property, provided that no such lien will extend to or cover any property other than the property being acquired or improved;

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any interest or title of a lessor in the property subject to any capitalized lease or sale/leaseback transaction that is permitted under the restrictions described below under “—Limitation on Sale/Leaseback Transactions”;

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other liens securing indebtedness in an aggregate principal amount that, together with the aggregate outstanding principal amount of all our and our subsidiaries’ other indebtedness secured by liens permitted by this bullet point, and the aggregate amount (before deducting expenses) of the sale/leaseback transactions that would otherwise be permitted under the restrictions described below in the first bullet point under the caption “—Limitation on Sale/Leaseback Transactions,” does not at the time any such lien is incurred exceed 10% of our consolidated net tangible assets as shown in our latest audited consolidated balance sheet; or

•	other liens securing the incurrence or issuance of indebtedness by us or our subsidiaries, so long as certain financial ratios specified in the applicable indenture are met.

Limitation on Sale/Leaseback Transactions

We will not, and will not permit any subsidiary, to enter into any sale/leaseback transaction (i.e., any arrangement with any person (other than us or any of our subsidiaries) pursuant to which we or any of our subsidiaries leases any property that has been or is to be sold or transferred by us or such subsidiary to such person or to any person (other than us or any of our subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property), unless either:

•	we or such subsidiary would be permitted to incur indebtedness in a principal amount equal to or exceeding the amount (before deducting expenses) of such sale/leaseback transaction secured by a lien on the property subject to such sale/leaseback transaction and remain in compliance with the applicable provision under “—Limitation on Liens” above; or

•

we or such subsidiary, within 90 days after the effective date of such sale/leaseback transaction, apply or unconditionally agree to apply to the retirement of indebtedness an amount equal to the greater of the net proceeds of the sale/leaseback transaction or the fair value, in the opinion of the Mattel board of directors (the “Mattel Board”), of such property at the time of such sale/leaseback transaction (in either case adjusted to reflect the remaining term of the lease subject to such sale/leaseback transaction).

Mergers and Similar Transactions

We may not consolidate, merge, or amalgamate with or into or wind up into, or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our properties or assets to, another corporation, person, or entity unless:

•	we are the surviving person or the successor or transferee is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•

the successor expressly assumes by supplemental indenture all of our obligations under the debt securities and the applicable indenture, or in certain cases where the Issuer survives the consolidation, merger, or amalgamation, the successor remains or becomes a co-issuer of the debt securities; and

•	immediately after such transaction no event of default exists.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that is not a floating rate.

Legal Defeasance

The indentures provide that we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost, or mutilated debt securities of such series, to maintain paying agencies, and the treatment of funds held by paying agents) upon our deposit with the trustee, in trust, of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable indenture and such debt securities. Such discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for United States federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred.

Covenant Defeasance

The indentures provide that unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions: (i) we will no longer be obligated to comply with certain covenants, including the restrictive covenants described above under the caption “—Certain Covenants”; and (ii) the operation of the cross acceleration provision, the bankruptcy provisions with respect to significant subsidiaries, and the judgment default provisions described the events of default described under “—Events of Default and Defaults” will be inapplicable to such series. The conditions include:

•

the deposit with the trustee of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable indenture and such debt securities; and

•

the delivery to the trustee of an officers’ certificate and opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain, or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred.

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any applicable event of default, the amount of money and government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but need not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we will remain liable for such payments.

Events of Default and Defaults

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

The following will be events of default under the applicable indenture with respect to debt securities of any series:

•	default in the payment of any interest when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of principal or premium, if any, when due;

•	default in the deposit of any sinking fund payment, when and as due, if applicable;

•

default in the performance or breach by us or any subsidiary of any of our other covenants or warranties, as applicable in the applicable indenture (other than a covenant or warranty that has been included in the applicable indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in principal amount of the outstanding debt securities of that series as provided in that indenture; provided that in the case of a failure to comply with certain provisions of the applicable indenture relating to reports, such period of continuance of such default or breach shall be 75 days;

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unless the terms of such series otherwise provide, an event of default under any indebtedness for money borrowed by us or any subsidiary (other than indebtedness for borrowed money owing to us or a subsidiary) within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default, in each case, if the total amount of such indebtedness unpaid at final maturity or acceleration exceeds $150.0 million or its foreign currency equivalent;

•	certain events of bankruptcy, insolvency, or reorganization;

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failure by the us or any significant subsidiary to pay final and non-appealable judgments aggregating in excess of $150.0 million or its foreign currency equivalent (net of any amounts that are covered by enforceable insurance policies issued by solvent insurance companies), which judgments are not discharged, waived, or stayed for a period of 60 days after such judgment becomes final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed; and

•	any other event of default that is described in the applicable prospectus supplement.

The occurrence of an event of default under the applicable indenture may also constitute an event of default under certain of our existing or future bank credit agreements. In addition, the occurrence of certain events of default or an acceleration under the applicable indenture may constitute an event of default under another indenture and/or certain of our other indebtedness.

Remedies Upon an Event of Default or Default

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, then in every such case the trustee or the holders of not less than 30% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, by a notice in writing to us (and to the trustee if given by the holders), and upon such declaration such principal, and accrued and unpaid interest, if any, will be immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of, and accrued and unpaid interest, if any, on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal with respect to debt securities of that series, have been cured or waived as provided in that indenture. For information as to waiver of defaults see the discussion set forth below under “—Modification of the Indentures and Waiver of Covenants.” Reference is made to the prospectus supplement relating to any series of debt securities that are “discount securities” (any debt security that provides for an amount less than its stated principal amount to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of that indenture) for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default and the continuation thereof.

The indentures provide that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series; provided that (a) such direction will not conflict with any law or the applicable indenture, (b) the trustee may take any other action that is not inconsistent with such direction, and (c) the trustee will have the right to decline any such direction if the trustee in good faith determines that the proceeding would involve the trustee in personal liability.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder will have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series and the holders of at least 30% in principal amount of the outstanding debt securities of that series will have made written request, and offered indemnity reasonably satisfactory to the trustee, to the trustee to institute such proceeding, and the trustee will not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request and the trustee has failed to institute such proceeding within 60 days. Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such holder.

The indentures require that within 120 days after the end of each of our fiscal years we furnish to the trustee a certificate as to compliance with the applicable indenture. Additionally, the indentures require that upon our awareness of any default or event of default with respect to the debt securities, we are required to deliver to the trustee within 30 days (unless such default or event of default has been cured or waived within such 30-day time period) a certificate specifying such default or event of default and what action we are taking or proposing to take with respect thereto. If a default or event of default occurs and is continuing and if it is known to the trustee, the trustee will mail to each holder of debt securities notice of a default or event of default within 90 days after it occurs or when the trustee learns of such default or event of default. The indentures provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding such notice is in the interest of the holders of debt securities.

Modification of the Indentures and Waiver of Covenants

Modifications to, and amendments of, the indentures may be made by us and the trustee with the consent of the holders of at least a majority in principal amount of the relevant debt securities. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement, or waiver;

•	reduce the rate of or extend the time for payment of interest on any debt security;

•	reduce the principal or change the maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation, if applicable;

•

waive a default in the payment of the principal, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	reduce the premium payable upon the redemption of any debt security or change the time at which such debt security may be redeemed as described under the applicable indenture;

•	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•

make any change to certain provisions of the applicable indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium, if any, and interest on such debt securities, waivers of past defaults, and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with provisions of the applicable indenture other than certain specified provisions. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the applicable indenture with respect to such series and its consequences, except a default in the payment of the principal or any interest on any debt security of that series or in respect of a provision that, under the applicable indenture, cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Modifications to, and amendments of, the indentures may be made by us and the trustee without the consent of the holders:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the covenant relating to mergers, amalgamations, consolidations, and sales of assets;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to securities of any series or secure securities of any series;

•	to surrender any of our rights or powers under the applicable indenture;

•	to add covenants or events of default for the benefit of holders of securities of any series;

•	to comply with the applicable procedures of the applicable depository;

•	to make any change that does not adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the applicable indenture;

•

to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of trusts with respect to the applicable indenture by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the applicable indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See “Global Securities” for more information.

Our Relationship with the Trustee

U.S. Bank Trust Company, National Association currently serves as the trustee under our senior debt security indenture and will serve as the trustee, unless we state otherwise in a prospectus supplement, for both the senior debt securities and the subordinated debt securities to which a prospectus supplement relates. Consequently, if an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign as trustee for either the senior debt securities or the subordinated debt securities, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

No Personal Liability of Directors, Officers, Employees, Incorporators or Securityholders

None of our past, present, or future directors, officers, employees, incorporators, or holder of any equity interests, as such, will have any liability for any of our obligations under the debt securities or the applicable indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. Each holder by accepting the debt security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. The waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture governing the senior debt securities is and, unless specified in the applicable prospectus supplement, the indenture governing the subordinated debt securities and the debt securities will be, governed by New York law.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

Please note that in this section entitled “Description of Common Stock We May Offer,” references to “Mattel,” “we,” “our,” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of common stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of common stock should also read the section entitled “Global Securities.”

The following summary description of our common stock is based on the provisions of our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and is qualified in its entirety by reference to, our Certificate of Incorporation, Bylaws, and the applicable provisions of the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

We may offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants, and pursuant to stock purchase contracts.

Authorized Capital

We may offer common stock, preferred stock, and preference stock. As of the date of this prospectus, we have authorized 1,000,000,000 shares of common stock, par value $1.00 per share, 3,000,000 shares of preferred stock, par value $1.00 per share, and 20,000,000 shares of preference stock, par value $0.01 per share. No other classes of capital stock are authorized under our Certificate of Incorporation. The issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. As of October 17, 2025, there were 310,823,640 shares of common stock outstanding and no shares of preferred stock or preference stock outstanding.

Common Stock

Voting Rights

Unless otherwise provided in our Certificate of Incorporation or in the DGCL, or other applicable law, the holders of common stock of Mattel are entitled to voting rights for the election of directors and for other purposes, subject to voting rights that may in the future be granted to subsequently created series of preferred stock. Shares of Mattel common stock do not have cumulative voting rights.

The Bylaws provide that at any meeting of stockholders for which a quorum is present each stockholder will have one vote for every share of stock entitled to vote that is registered in the name of the stockholder. In any uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee will be elected by the vote of the majority of the votes cast with respect to that director’s election. In cases where, as of the 10th day preceding the date we first mail notice for such meeting, the number of nominees exceeds the number of directors to be elected, each nominee to be elected must be elected by the vote of a plurality of the votes cast. All questions and other matters submitted to the stockholders (other than the election of directors) shall be determined by a majority of the votes cast, unless otherwise provided by the Certificate of Incorporation, the Bylaws, or applicable law or, in the determination of the Mattel Board, the rules or regulations of any stock exchange applicable to the corporation or pursuant to any regulation applicable to the corporation or its securities.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends, when and if declared by the Mattel Board, out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Mattel. Holders of Mattel common stock have no preemptive or conversion rights.

Certain Provisions Affecting Control of the Company

Certain provisions of our Certificate of Incorporation, Bylaws, and the DGCL may have the effect of delaying, deferring, or preventing a change in control of Mattel, or of discriminating against an existing or prospective holder of our common stock as a result of such holder owning a substantial amount of our common stock.

Number and Election of Directors

The Bylaws provide that the Mattel Board will consist of one or more members as the Mattel Board will designate, with each director serving a one-year term. The Bylaws provide that whenever the number of directors of Mattel is increased between annual meetings of Mattel stockholders, a majority of the directors then in office have the power to elect the new directors for the balance of the term and until their successors are elected and qualified. Any decrease in the authorized number of directors will not become effective until the expiration of the term of the directors then in office unless at the time of the decrease there will be vacancies on the Mattel Board that are being eliminated by the decrease.

Special Meeting of Stockholders

The Bylaws provide that special meetings of the stockholders of Mattel for any purposes prescribed in the notice of meeting may be called by only the Mattel Board or the Chief Executive Officer of Mattel or, upon the written request, subject to compliance with the information requirements contained in the Bylaws, of one or more stockholders that together have continuously Owned (as defined in the Bylaws), for their own account on behalf of others, at least a 15% of the issued and outstanding common stock for at least one year prior to the date of such request.

Written Consent of Stockholders

The Certificate of Incorporation does not restrict the ability of the stockholders to take action without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken will be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote thereon were present and voted.

Proposals and Nominations

The Bylaws provide that no proposals or nominations for director of Mattel by any person other than the Mattel Board or any committee thereof may be presented to any annual meeting of stockholders unless the person making the proposal or nomination is a record stockholder and has timely delivered a written notice to the Secretary of Mattel that complies with the information requirements contained in the Bylaws. In general, to be timely, notice must be received by our Secretary during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting. However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, or if no annual meeting was held in the preceding year, notice must be received by our Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date.

The Bylaws further provide that no proposals or nominations for director of Mattel by any person other than the Mattel Board may be presented to any special meeting of stockholders unless the proposal or nomination was stated in a valid special meeting request delivered as described above under “—Special Meeting of Stockholders.”

Proxy Access

The Bylaws permit any stockholder or group of up to 20 stockholders who have continuously Owned (as defined in the Bylaws) three percent or more of our outstanding common stock for at least three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted is the greater of two or 20% of the total number of directors on the last day a notice of nomination may be submitted.

Notice of a nomination pursuant to the proxy access provisions must be submitted to the Secretary of Mattel at our principal executive office no earlier than 150 days and no later than 120 days before the anniversary of the date that we mailed our proxy statement for the previous year’s annual meeting. The notice must contain certain information specified in the Bylaws.

Exclusive Forum

The Bylaws provide that, unless we otherwise select or agree in writing, to the fullest extent permitted by law, the following claims and actions must be brought in a Delaware state court (or a federal court in Delaware if no Delaware state court has jurisdiction):

•	any derivative action or proceeding;

•	any action asserting a breach of fiduciary duty by any of our directors, officers, or other employees;

•	any action asserting a claim against us or any of our directors, officers, or employees pursuant to the DGCL, the Certificate of Incorporation, or the Bylaws;

•	any claims governed by the internal affairs doctrine; and

•	any other action asserting an internal corporate claim.

Blank Check Preferred Stock

Our Certificate of Incorporation provides for 3,000,000 shares of preferred stock and 20,000,000 shares of preference stock. The existence of authorized but unissued shares of preferred and preference stock may enable the Mattel Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, the Mattel Board determines that a takeover proposal is not in the best interests of Mattel, the Mattel Board could cause shares of preferred stock and/or preference stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the Mattel Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock and preference stock. The issuance of shares of preferred stock and/or preference stock could decrease the amount of earnings and assets available for distribution to holders of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring, or preventing a change in control of Mattel.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the corporation’s assets involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Listing; Exchange, Transfer Agent, and Registrar

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “MAT.” Our transfer agent is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK WE MAY OFFER

Please note that in this section entitled “Description of Preferred Stock and Preference Stock We May Offer,” references to “Mattel,” “we,” “our,” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock should also read the section entitled “Global Securities.”

The following description summarizes the material provisions of the preferred stock and preference stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our Certificate of Incorporation, Bylaws, and the applicable provisions of the DGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our Certificate of Incorporation (as amended and in effect as of the date of such issuance) and by the certificate of amendment related to that series. We will file the certificate of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock and Preference Stock

The Mattel Board has the power, without further vote of stockholders, to authorize the issuance of up to 3,000,000 shares of preferred stock and 20,000,000 shares of preference stock and to fix and determine the terms, limitations, and relative rights and preferences of any shares of preferred stock or preference stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation, and other rights of any such shares. As of October 17, 2025, there were no shares of preferred stock or preference stock outstanding.

A prospectus supplement will contain the voting, dividend, redemption, and liquidation rights of a series of preferred stock or preference stock. The prospectus supplement will describe the following terms of a series of preferred stock or a series of preference stock:

•	the designation and stated value per share of the preferred stock or preference stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preferred stock or preference stock;

•	the dividend rate or method of calculation, the payment dates for dividends, and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether we have elected to offer depositary shares, as described below under “Description of Depositary Shares We May Offer”; and

•	any additional voting, dividend, liquidation, redemption, sinking fund, and other rights or restrictions.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of warrants or other rights, stock purchase contracts, units, and depositary shares issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery, and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer, or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date and identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations that are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear, and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream, and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream, and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream, and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream, and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

UNITED STATES TAXATION

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of certain debt securities and common stock (together, the “securities”) which we may offer, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the securities.

This discussion is limited to holders who hold the securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). For holders of our debt securities, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities that are issued at a premium or with an original issue discount or that are subject to the rules governing contingent payment obligations. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the securities under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the securities being taken into account in an applicable financial statement;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds the securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a security that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a security that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Tax Consequences Applicable to U.S. Holders of Our Debt Securities

Payments of Interest

Interest on a debt security generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss will generally equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of sale, exchange, redemption, retirement or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Tax Consequences Applicable to Non-U.S. Holders of Our Debt Securities

Payments of Interest

Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Tax Consequences Applicable to Non U.S. Holders of our Common Stock

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale, Exchange or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale, exchange or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale, exchange or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on our common stock or debt securities, or receives proceeds from the sale, exchange or other taxable disposition of such stock or debt securities (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non U.S. Holders. Payments of dividends on our common stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable documentation), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock or interest on our debt securities paid to the Non-U.S. Holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale exchange or other taxable disposition of such stock or debt securities (including a retirement or redemption of our debt securities) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a “United States person” (within the meaning of Section 7701(a)(30) of the Code), or the holder otherwise establishes an exemption. Proceeds of a sale, exchange or other taxable disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to

non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest, or dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale, exchange or other taxable disposition of, our debt securities or common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a debt security and dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale, exchange or other taxable disposition of securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

PLAN OF DISTRIBUTION

Please note that in this section entitled “Plan of Distribution,” references to “Mattel,” “we,” “our,” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries.

We may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Mattel, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$	*
FINRA filing fee		+
Legal fees and expenses		+
Accounting fees and expenses		+
Printing expenses		+
Rating agency fees		+
Blue Sky, qualification fees and expenses		+
Transfer agent’s fees and expenses		+
Trustee’s fees and expenses		+
Depositary fees and expenses		+
Warrant agent fees and expenses		+
Miscellaneous		+

Total	$	+

*

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

+	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Mattel has adopted provisions in its Certificate that require Mattel to indemnify any and all persons whom it has the power to indemnify pursuant to the DGCL against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by the DGCL.

The Certificate also empowers Mattel by action of its Board of Directors to purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement, or other liability, whether or not Mattel would have the power to indemnify any such individual under the DGCL.

In addition, Mattel’s Bylaws require that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Mattel, including when such director or officer is or was serving at the request of Mattel as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent, will be indemnified and held harmless by Mattel to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Mattel to provide broader indemnification rights than said law permitted Mattel to provide prior to such amendment) against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except for claims by such persons for non-payment of entitled indemnification claims against Mattel, Mattel will indemnify such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Mattel’s Board of Directors. The Bylaws specify that all of the rights to indemnification, advancement of expenses, and otherwise conferred by the Bylaws are contract rights, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the Bylaws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against Mattel and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by Mattel. Such provisions are not exclusive of any other rights that any indemnified person may have or later acquire under the Certificate, the Bylaws, any law or otherwise.

From time to time, Mattel has entered into and may enter into indemnification agreements, executive employment agreements containing indemnification provisions, and other agreements containing indemnification provisions with its directors and senior officers.

The directors and officers of Mattel and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of Mattel and its subsidiaries.

Any underwriting agreement or distribution agreement that Mattel enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify Mattel, some or all of its directors and officers, and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of Mattel, Inc. (incorporated by reference to Exhibit 99.0 to Mattel’s Form 8-K, filed on May 21, 2007 (File No. 001-05647)).

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Mattel, Inc. (incorporated by reference to Exhibit 3.1 to Mattel’s Form 8-K, filed on May 30, 2025 (File No. 001-05647)).

3.3	Amended and Restated Bylaws of Mattel, Inc. (incorporated by reference to Exhibit 3.1 to Mattel’s Form 8-K, filed on September 15, 2023 (File No. 001-05647)).

4.1	Form of indenture, between Mattel and U.S. Bank Trust Company, National Association, relating to the Senior Debt Securities.

4.2	Form of indenture between Mattel and MUFG Union Bank, N.A. relating to the Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to Mattel’s registration statement on Form S-3, filed on September 23, 2010 (File No. 333-169539)).

4.3*	Form of Senior Debt Securities of Mattel, Inc.

4.4*	Form of Subordinated Debt Securities of Mattel, Inc.

4.5	Specimen Stock Certificate with respect to Mattel, Inc.’s Common Stock (incorporated by reference to Exhibit 4.0 to Mattel’s Form 10-Q, filed on August 3, 2007 (File No. 001-05647)).

4.6*	Form of Specimen Preferred Stock Certificate.

4.7*	Form of Specimen Preference Stock Certificate.

5.1	Opinion of Latham & Watkins LLP.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 above).

24.1	Powers of Attorney (included on the first signature page hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (“Form T-1”), of U.S. Bank Trust Company, National Association, as trustee under the form of indenture filed as Exhibit 4.1 above.

25.2	Form T-1 of U.S. Bank Trust Company, National Association, as trustee, with respect to the Subordinated Debt Securities (incorporated by reference to Exhibit 25.2 to Mattel’s registration statement on Form S-3, filed on October 3, 2017 (File No. 333- 220787).

107.1	Filing Fee Table.

*	To be filed by an amendment or incorporated by reference in connection with the offering of securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Segundo, California on October 30, 2025.

MATTEL, INC.

By:	/s/ Paul Ruh
Name:	Paul Ruh
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned directors and officers of Mattel, Inc., do hereby severally constitute and appoint Jonathan Anschell, Tiffani Magri, and Ynon Kreiz, and each of them, our true and lawful attorneys-in-fact and agents, each with full powers of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable Mattel, Inc. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents or their substitutes, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ynon Kreiz Ynon Kreiz	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 30, 2025

/s/ Paul Ruh Paul Ruh	Chief Financial Officer (Principal Financial Officer)	October 30, 2025

/s/ Yoon Hugh Yoon Hugh	Senior Vice President and Corporate Controller (Principal Accounting Officer)	October 30, 2025

/s/ Adriana Cisneros Adriana Cisneros	Director	October 30, 2025

/s/ Diana Ferguson Diana Ferguson	Director	October 30, 2025

/s/ Julius Genachowski Julius Genachowski	Director	October 30, 2025

Signature	Title	Date

/s/ Prof. Noreena Hertz Prof. Noreena Hertz	Director	October 30, 2025

/s/ Soren Laursen Soren Laursen	Director	October 30, 2025

/s/ Roger Lynch Roger Lynch	Director	October 30, 2025

/s/ Dominic Ng Dominic Ng	Director	October 30, 2025

/s/ Dr. Judy Olian Dr. Judy Olian	Director	October 30, 2025

/s/ Dawn Ostroff Dawn Ostroff	Director	October 30, 2025